UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2007

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

In response to an inquiry from an institutional shareholder advisory service, Rentech, Inc. (“Rentech”) has been requested to provide the following supplementary information:

In the section captioned “Equity Compensation Plan Information” in both (a) Part III, Item 11 “Executive Compensation” of Rentech’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, as amended by Amendment No. 1 on Form 10K/A filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2007 and (b) “Election of Directors (Proxy Item 1)—Executive Compensation” of Rentech’s definitive proxy statement filed with the SEC on February 14, 2007, Rentech reports that a total of 9,341,274 of its shares (the “Compensation Shares”) are authorized for issuance pursuant to outstanding options, warrants and rights under its compensation plans, including individual compensation arrangements, as of September 30, 2006.  Of the Compensation Shares, a total of 7,734,274 shares are available for issuance under outstanding stock options and compensatory stock purchase warrants, which options and warrants have a weighted average exercise price of $2.17 per share and a weighted average remaining contractual life of 3.75 years.  The remaining 1,607,000 Compensation Shares are available for issuance under outstanding restricted stock units.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: March 12, 2007	By:	/s/ Colin Morris

Colin Morris
Vice President and General Counsel